Exhibit 10.6

EXECUTION VERSION

DEED POLL INDEMNITY

THIS DEED POLL INDEMNITY is made and effective as of July 1, 2009 by Ingersoll-Rand Company Limited, a Bermuda company (the “Indemnitor”), in respect of the class of Indemnitees (hereinafter defined).

WHEREAS, the Indemnitor wishes to Indemnify the Indemnitees;

NOW THEREFORE, the Indemnitor hereby agrees as follows:

1. Indemnity. (1) The Indemnitor hereby absolutely, unconditionally and irrevocably indemnifies severally any person who was, is or is threatened to be made a party to a Proceeding (hereinafter defined) by reason of the fact that he or she (a) is or was a director or secretary or an “officer” or “senior executive” (as may be determined from time to time by the Board of Directors of Ingersoll-Rand plc, an Irish public limited company (“IR-Ireland”)) of IR-Ireland, or (b) is or was serving at the request of IR-Ireland or any of the Group Entities (hereinafter defined) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary (together, the class of persons in clauses (a) and (b) above are hereinafter referred to collectively as the “Indemnitees”) of any subsidiary or any majority owned affiliate of IR-Ireland (wherever incorporated or organized) (the “Group Entities”), to the fullest extent permitted under Bermuda law, as the same exists or may hereafter be amended, for payment and performance, of any and all obligations, amounts or other liabilities (the “Obligations”) of the Indemnitees now or hereafter existing incurred in respect of such service. Such right shall be a contract right and as such shall run to the benefit of each Indemnitee.

Any repeal or amendment of this Indemnity shall be prospective only and shall not limit the rights of any Indemnitee or the Obligations of the Indemnitor with respect to any claim arising from or related to the services of such Indemnitee in any of the foregoing capacities prior to any such repeal or amendment to this Indemnity. Such right shall include the right to be paid by the Indemnitor expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Bermuda law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Indemnity or otherwise.

If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Indemnitor within 60 days after a written claim has been received by the Indemnitor, the Indemnitee may at any time thereafter bring suit against the Indemnitor to recover the unpaid amount of the claim, and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Bermuda law, but the burden of proving such defense shall be on the Indemnitor. Neither the failure of the Indemnitor (including the board of directors of the Indemnitor or any committee thereof, independent legal counsel or members of the Indemnitor (the “Members”)) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the Indemnitee is permissible in the circumstances nor an actual determination by the Indemnitor (including the board of directors of the Indemnitor or any committee thereof, independent legal counsel or Members) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Except as otherwise provided in this subparagraph (1), the Indemnitor shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorised by the board of directors of IR-Ireland.

(2) The Indemnitor may additionally indemnify any employee or agent of IR-Ireland and/or the Group Entities to the fullest extent permitted by law.

(3) The rights conferred on any Indemnitee by this Indemnity shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire.

(4) The Indemnitor’s obligation, if any, to indemnify or to advance expenses to any Indemnitee shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from IR-Ireland or any of the Group Entities.

(5) This Indemnity shall not extend to any matter in respect of any intentional wrongdoing, fraud or dishonesty which may attach to any of the Indemnitees.

(6) “Proceeding,” for purposes of this Indemnity, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

(7) Each Member agrees to exempt an Indemnitee from any claim or right of action such Member might have, whether individually or by or in the right of the Indemnitor, against any Indemnitee on account of any action taken by such Indemnitee, or the failure of such Indemnitee to take any action in the performance of his or her duties with or for the Indemnitor or any Group Entities; provided that such waiver shall not extend to any matter in respect of any intentional wrongdoing, fraud or dishonesty which may attach to such Indemnitee.

2. Duration. This Deed shall take effect on and be deemed to be delivered as a deed on the date on which it is executed and shall continue and remain in force and effect until and shall expire on the earlier of the date on which the Indemnitor shall have (a) performed all its Obligations and discharged its liabilities hereunder or (b) terminated this Deed and provided for indemnification of the Indemnitees by entering into a substitute Deed; provided that no Indemnitee who is entitled to indemnification pursuant to this Deed shall be prejudiced by the actions described at (b) above.

3. Notice to Indemnitor. The Indemnitor waives notice of acceptance of this Indemnity by any Indemnitee.

4. Consideration and Several Indemnity. The Indemnitor assumes the Obligations and liabilities under this Deed in consideration of each Indemnitee’s service as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of IR-Ireland or any of the Group Entities, as the case may be, whether such act is taken on the date of this Deed or subsequently. This Indemnity is made for the benefit of the Indemnitees severally.

5. Nature of Indemnity. The Indemnitor’s Obligations hereunder shall not be affected by the existence, validity, enforceability, or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Indemnitor. In the event that any payment by the Indemnitor to the Indemnitees in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Indemnitor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

6. Changes in Obligations, and Agreements Relating thereto; Waiver of Certain Notices. The Indemnitor agrees that the Indemnitees may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Indemnitor, extend the time of payment of, or renew all or any part of the Obligations, and may also make any agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting this Indemnity.

7. No Waiver; Cumulative Rights. No failure on the part of the Indemnitees to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Indemnitees of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Indemnitees or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Indemnitees at any time or from time to time.

8. Assignment. No Indemnitee may assign its rights, interests or Obligations hereunder to any other person (except by operation of law) without the prior written consent of the Indemnitor.

9. Notices. All notices or demands on the Indemnitor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Indemnitor at:

Address:	Barbara A. Santoro c/o Ingersoll-Rand Company One Centennial Avenue Piscataway, New Jersey 08855 USA

Tel:	+1 (732) 652-7000
Fax:	+1 (866) 630-4100

or to such other address or fax number as the Indemnitor shall have notified the Indemnitees in a written notice delivered to the Indemnitees at the addresses or facsimile numbers specified in the Indemnitor’s records.

10. Continuing Indemnity. This Indemnity shall remain in full force and effect and shall be binding on the Indemnitor, its successors and assigns until all of the Obligations have been satisfied in full.

11. Governing Law. This Indemnity shall be governed by and construed in accordance with the laws of Bermuda without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Deed Poll Indemnity has been duly executed as a deed and shall be delivered by the Indemnitor in accordance with clause 2 hereof.

SEAL: [SEAL]

By:	/s/ Patricia Nachtigal
	Name:	Patricia Nachtigal
	Title:	Senior Vice President

By:	/s/ Barbara A. Santoro
	Name:	Barbara A. Santoro
	Title:	Vice President

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